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                                                                     EXHIBIT 2.3


                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 13, 2004 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and NORTHLAND FUEL LLC, a Delaware limited liability company ("Northland Fuel"), YUKON FUEL COMPANY, an Alaska corporation ("YFC"), and NORTHLAND VESSEL LEASING COMPANY LLC, a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser will purchase from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

      WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

      (a) Section 2.3(a)(i) is hereby amended by deleting clause (A) of such
Section in its entirety and inserting in lieu thereof the following:

            "(A) notwithstanding any other agreement between Purchaser and YFC, including any letter agreements entered into for the purpose of soliciting third party consents to the assignment of Contracts, only to the extent such obligations and liabilities are not attributable to any breach or default, or permit violation, by YFC or any employee, agent or contractor of YFC".

      (b) Section 5.5(a) is hereby amended by deleting the words "the tenth Business Day following the date hereof" in subsection (i) thereto and inserting in lieu thereof the words "August 12, 2004".

      (c) Section 5.8 is hereby amended by replacing the date "September 15, 2004" with the words "the date scheduled for the hearing contemplated by Section XVI of the Consent Decree" in each place that it appears in such Section.

      (d) Section 5.11 is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:
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            "YFC Conversion. Prior to the Closing Date, YFC shall convert (the
      "Conversion") from an Alaska corporation into an Alaska limited liability company ("YFC LLC"). The parties hereto agree that after the Conversion, all references in this Agreement to YFC are with respect to YFC LLC."

      (e) Article V is hereby amended by adding the following Section 5.14 to the end of such Article:

            "Section 5.14 SOG's Palmer Kwik Kard Location.

                  Notwithstanding anything herein to the contrary, Purchaser and
            Sellers acknowledge and agree that, prior to the Closing, (i) SOG's lease of the land upon which its Kwik Kard facility in Palmer, Alaska (the "Kwik Kard Facility") is located has expired and that Noel H. Kopperud (the "Palmer Land Seller"), who is the owner of such land and the landlord under such lease, has indicated that he is not willing to extend or renew the lease, but that he is willing to sell the Palmer Land to SOG, provided that SOG also acquires the adjoining six acres, (ii) SOG may enter into that certain Agreement For Purchase And Sale, which shall be substantially in the form of Exhibit H hereto (the "Palmer Purchase Agreement"), with the Palmer Land Seller, pursuant to which SOG may acquire from the Palmer Land Seller the real property on which the Kwik Kard Facility currently is located, together with the adjoining six acres (together, the "Palmer Land"), (iii) SOG may pay the purchase price for the Palmer Land partially with a promissory note to the Palmer Land Seller, substantially in the form attached as an exhibit to the Palmer Purchase Agreement (the "Palmer Promissory Note"), in an original principal amount not to exceed $600,000, payable as set forth in the Palmer Purchase Agreement, including the provisions thereof that require an acceleration of all amounts due under the Palmer Promissory Note in certain circumstances, (iv) SOG may grant to the Palmer Land Seller a mortgage on the Palmer Land in the form of a deed of trust, substantially in the form attached as an exhibit to the Palmer Purchase Agreement, as security for SOG's obligations under the Palmer Purchase Agreement and the Palmer Promissory Note,
            (v) as a result of SOG's acquisition of the Palmer Land, SOG may terminate its lease of the Palmer Land, (vi) the indebtedness evidenced by the Palmer Promissory Note will not be included in the calculation of Adjusted NWC or otherwise effect the Purchase Price and (vii) all applicable Schedules shall be deemed modified to reflect the parties' agreement with the transactions contemplated by this Section 5.14."

      (f) Section 12.1(a)(viii) is hereby amended by replacing the date "October 15, 2004" with the date "November 19, 2004".

      (g) Section 13.8 is hereby amended by adding to the end of such Section the following sentence:

            "The parties hereby agree that, in the event of any conflict or inconsistency between any Transaction Document and any bill of sale and assignment, assumption agreement, letter agreement, consent letter, novation agreement, estoppel certificate or


                                       2
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      similar agreement executed by Purchaser and/or any Seller for the purpose of soliciting third party consents, the provisions of the Transaction Documents shall govern."

      (h) Exhibit H hereto is hereby added to the Purchase Agreement as Exhibit H thereto.

      (i) Schedule 6.1(c) ("Required Consents") is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the attached
Schedule 6.1(c).

      Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.

      Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

      Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

      Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

      Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.


                            [signature page follows]


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      IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to
Purchase Agreement as of the date first written above.

                                        CROWLEY MARINE SERVICES, INC.


                                        By: /s/ Bruce Love
                                            ------------------------------------

                                        Name: Bruce Love
                                              ----------------------------------

                                        Title: Corporate Secretary
                                               ---------------------------------



                                        NORTHLAND FUEL LLC


                                        By: /s/ Mark Smith
                                            ------------------------------------

                                        Name: Mark Smith
                                              ----------------------------------

                                        Title: Vice President
                                               ---------------------------------


                                        YUKON FUEL COMPANY


                                        By: /s/ Mark Smith
                                            ------------------------------------

                                        Name: Mark Smith
                                              ----------------------------------

                                        Title: President
                                               ---------------------------------


                                        NORTHLAND VESSEL LEASING COMPANY LLC


                                        By: /s/ Mark Smith
                                            ------------------------------------

                                        Name: Mark Smith
                                              ----------------------------------

                                        Title: Vice President
                                               ---------------------------------